Exhibit 99.1

YETI Announces Preliminary Fourth Quarter and Fiscal Year 2018 Net Sales Results and Updated Fiscal Year 2018 Outlook

Austin, Texas, January 11, 2019 – YETI Holdings, Inc. (“YETI” or the “Company”) (NYSE: YETI) today announced preliminary net sales results for the fourth quarter and fiscal year ended December 29, 2018 and updated fiscal year 2018 outlook.

Preliminary Fourth Quarter Fiscal 2018 as Compared to Fourth Quarter Fiscal 2017

•	Net sales increased 19% to $241.2 million. Net sales in the direct-to-consumer (“DTC”) channel increased 45% to $110.5 million, and net sales for the wholesale channel increased 4% to $130.7 million.

•	Drinkware net sales increased 24% to $143.5 million, and Coolers & Equipment net sales increased 10% to $91.2 million.

Preliminary Fiscal 2018 as Compared to Fiscal 2017

•	Net sales increased 22% to $778.8 million. Net sales in the DTC channel increased 48% to $287.4 million, and net sales for the wholesale channel increased 10% to $491.4 million.

•	Drinkware net sales increased 37% to $424.2 million, and Coolers & Equipment net sales increased 6% to $331.2 million.

Updated Fiscal 2018 Outlook

•	Operating income as a percentage of net sales is now expected to be 12.9% to 13.1% (versus the previous outlook of 12.8% to 13.1%), as compared to 10.0% last year.

•	Adjusted Operating Income as a percentage of net sales is now expected to be 15.7% to 15.9% (versus the previous outlook of 15.2% to 15.5%), as compared to 11.9% last year.

•

Net income per diluted share is now expected to be $0.67 to $0.69 (versus the previous outlook of $0.60 to $0.64), as compared to $0.19 last year, representing an increase of 253% and 263%, respectively.  This assumes an effective tax rate of approximately 17.5% and approximately 83 million diluted weighted average number of shares outstanding.

•

Adjusted Net Income per diluted share is now expected to be $0.88 to $0.90 (versus the previous outlook of $0.79 to $0.82), as compared to $0.28 last year, representing an increase of 214% and 221%, respectively.

•

Adjusted EBITDA is now expected to be $147 million to $149 million (versus the previous outlook of $141 million to $144 million), as compared to $97.5 million last year, representing an increase of 51% and 52%, respectively.

•	Capital expenditures are still expected to be $21 million to $24 million, as compared to $42.2 million last year.

Matt Reintjes, President and Chief Executive Officer of YETI Holdings, Inc., commented, “We saw outstanding performance in all aspects of our business during the fourth quarter and fiscal year 2018. Sales and operating margin soundly exceeded our expectations and as a result, we are raising our fiscal 2018 outlook. Our performance reflects strong growth across categories and geographies. Our brand and products continue to resonate with consumers and gain significant traction in both heritage and non-heritage markets. We are excited about the multiple growth opportunities that lie ahead, which include accelerating brand awareness, delivering product innovation, driving our direct-to-consumer business and expanding our presence globally.  We believe that our growth initiatives combined with our operational excellence will continue to deliver strong and consistently profitable growth.”

Reported results are unaudited, preliminary, and reflect management’s estimates based on information available as of the date of this press release and are not a comprehensive statement of the Company’s financial results for the fourth quarter and year ended December 29, 2018.  The Company’s actual results for fourth quarter fiscal 2018 and fiscal 2018 may differ from these preliminary results due to the completion of the Company’s financial closing procedures, final adjustments and audit process.

As previously announced, the Company will be participating at the 21st Annual ICR Conference held at the JW Marriott Orlando Grande Lakes in Orlando, FL, on Monday, January 14, 2019, with a fireside chat presentation at 1:00 pm Eastern Time.  The audio portion of the fireside chat presentation will be webcast live over the internet and can be accessed at http://www.investors.yeti.com.  An online archive will be available for a period of 90 days following the presentation.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”).  Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the non-GAAP financial measures to the most comparable GAAP financial measures.

About YETI Holdings, Inc.

YETI is a rapidly growing designer, marketer, retailer, and distributor of a variety of innovative, branded, premium products to a wide-ranging customer base.  Our brand promise is to ensure each YETI product delivers exceptional performance and durability in any environment, whether in the remote wilderness, at the beach, or anywhere else life takes you.  We bring our products to market through a diverse and powerful omni-channel strategy, comprised of our select group of national and independent retail partners and our DTC channel.  By consistently delivering high-performing products, we have built a following of engaged brand loyalists throughout the United States, Canada, Australia, and elsewhere, ranging from serious outdoor enthusiasts to individuals who simply value products of uncompromising quality and design.  Our relationship with customers continues to thrive and deepen as a result of our innovative new product introductions, expansion and enhancement of existing product families, and multifaceted branding activities.

Forward-looking statements

This press release contains ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements.  Forward-looking statements include statements containing words such as ‘‘anticipate,’’ ‘‘assume,’’ ‘‘believe,’’ ‘‘can have,’’ ‘‘contemplate,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘design,’’ ‘‘due,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘forecast,’’ ‘‘goal,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘objective,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘potential,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements made relating to our expected financial results and consistent profitable growth are forward-looking statements, including those set forth in the quote from the Company’s President and CEO, and the Fiscal 2018 preliminary results and outlook provided herein. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to: our ability to maintain and strengthen our brand and generate and maintain ongoing demand for our products; our ability to successfully design and develop new products; our ability to effectively manage our growth; our ability to expand into additional consumer markets, and our success in doing so; the success of our international expansion plans; our ability to compete effectively in the outdoor and recreation market and protect our brand; problems with, or loss of, our third-party contract manufacturers and suppliers, or an inability to obtain raw materials; fluctuations in the cost and availability of raw materials, equipment, labor, and transportation and subsequent manufacturing delays or increased costs; our ability to accurately forecast demand for our products and our results of operations; our relationships with our independent retail partners, who account for a significant portion of our sales; the impact of natural disasters and failures of our information technology on our operations and the operations of our manufacturing partners; our ability to attract and retain skilled personnel and senior management, and to maintain the continued efforts of our management and key employees; the impact of our indebtedness on our ability to invest in the ongoing needs of our business; and other risks and uncertainties listed in YETI’s filings with the United States Securities and Exchange Commission (the “SEC”), including under Item 1A. Risk Factors and elsewhere in YETI’s quarterly report on Form 10-Q for the quarter ended September 29, 2018 filed with the SEC on December 6, 2018, as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC. These forward-looking statements are made based upon detailed assumptions and reflect management’s current expectations and beliefs. While YETI believes that these assumptions underlying the forward-looking statements are reasonable, YETI cautions that it is very difficult to predict the impact of known factors, and it is impossible for YETI to anticipate all factors that could affect actual results.

The forward-looking statements included here are made only as of the date hereof. YETI undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:

Jean Fontana, 646-277-1214

jean.fontana@icrinc.com

Jennifer Davis, 646-677-1813

jennifer.davis@icrinc.com

Media Contact:

Alecia Pulman, 203-682-8224

alecia.pulman@icrinc.com

Brittany Fraser, 646-277-1231

brittany.fraser@icrinc.com

* * * * *

Note Regarding Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with GAAP, including Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per diluted share, and Adjusted EBITDA.

Adjusted Operating Income and Adjusted Net Income are defined as operating income and net income, respectively, adjusted for non-cash stock-based compensation expense, asset impairment charges, investments in new retail locations and international market expansion, transition to Cortec Group Fund V, L.P. and its affiliates (“Cortec”) majority ownership, transition to the ongoing senior management team, and transition to a public company, and, in the case of Adjusted Net Income, also adjusted for early extinguishment of debt and the tax impact of all adjustments.  Adjusted Net Income per share is calculated using Adjusted Net Income, as defined above, and diluted weighted average shares outstanding.  We define Adjusted EBITDA as net income before interest expense, net, provision (benefit) for income taxes, and depreciation and amortization, adjusted for the impact of certain other items, including: non-cash stock-based compensation expense; asset impairment charges; early extinguishment of debt; investments in new retail locations and international market expansion; transition to Cortec majority ownership; transition to the ongoing senior management team; and transition to a public company.  The expenses incurred related to these transitional events include: management fees and contingent consideration related to the transition to Cortec majority ownership; severance, recruiting, and relocation costs related to the transition to our ongoing senior management team; consulting fees, recruiting fees, salaries and travel costs related to members of our Board of Directors, fees associated with Sarbanes-Oxley Act compliance, and incremental audit and legal fees in connection with our transition to a public company.  All of these transitional costs are reported in selling, general, and administrative (“SG&A”) expenses.

Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income per diluted share, and Adjusted EBITDA are not defined under GAAP and may not be comparable to similarly titled measures reported by other entities.  We use these non-GAAP measures, along with GAAP measures, as a measure of profitability.  These measures help us compare our performance to other companies by removing the impact of our capital structure; the effect of operating in different tax jurisdictions; the impact of our asset base, which can vary depending on the book value of assets and methods used to compute depreciation and amortization; the effect of non-cash stock-based compensation expense, which can vary based on plan design, share price, share price volatility, and the expected lives of equity instruments granted; as well as certain expenses related to what we believe are events of a transitional nature.  We also disclose Adjusted Operating Income, Adjusted Net Income, and Adjusted EBITDA as a percentage of net sales to provide a measure of relative profitability.

The Company believes that these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis.  Adjusted Operating Income, Adjusted Net Income, and Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, and the effect of our expenditures for capital assets and certain intangible assets. In addition, all of these non-GAAP measures have limitations as profitability measures in that they do not include the effect of non-cash stock-based compensation expense, the effect of asset impairments, the effect of investments in new retail locations and international market expansion, and the impact of certain expenses related to transitional events that are settled in cash.  Because of these limitations, the Company relies primarily on its GAAP results.

In the future, we may incur expenses similar to those for which adjustments are made in calculating Adjusted Operating Income, Adjusted Net Income, and Adjusted EBITDA.  Our presentation of these non-GAAP measures should not be construed as a basis to infer that our future results will be unaffected by extraordinary, unusual or non-recurring items.

YETI Holdings, Inc.

Fiscal 2018 Expectations

Reconciliation of GAAP to Non-GAAP Financial Information

(In thousands except per share amounts)

(Unaudited)

	Fiscal 2018 Expectations
	Low	High
Operating income	$100,469	$102,027
Adjustments:
Non‑cash stock‑based compensation expense(1)	13,250	13,250
Long-lived asset impairment(1)	1,200	1,200
Investments in new retail locations and international market expansion(1)(2)	800	800
Transition to Cortec majority ownership(1)(3)	800	800
Transition to the ongoing senior management team(1)(4)	1,800	1,800
Transition to a public company(1)(5)	4,200	4,200
Adjusted Operating Income	$122,519	$124,077

Net income	$55,543	$57,212
Adjustments:
Non‑cash stock‑based compensation expense(1)	13,250	13,250
Long-lived asset impairment(1)	1,200	1,200
Early extinguishment of debt(6)	1,300	1,300
Investments in new retail locations and international market expansion(1)(2)	800	800
Transition to Cortec majority ownership(1)(3)	800	800
Transition to the ongoing senior management team(1)(4)	1,800	1,800
Transition to a public company(1)(5)	4,200	4,200
Tax impact of adjusting items(7)	(5,444)	(5,444)
Adjusted Net Income	$73,449	$75,118

Net income	$55,543	$57,212
Adjustments:
Interest expense	31,000	31,000
Income tax expense	12,000	12,000
Depreciation and amortization expense(8)	25,000	25,000
Non‑cash stock‑based compensation expense(1)	13,250	13,250
Long-lived asset impairment(1)	1,200	1,200
Early extinguishment of debt(6)	1,300	1,300
Investments in new retail locations and international market expansion(1)(2)	800	800
Transition to Cortec majority ownership(1)(3)	800	800
Transition to the ongoing senior management team(1)(4)	1,800	1,800
Transition to a public company(1)(5)	4,200	4,200
Adjusted EBITDA	$146,893	$148,562

Net sales	$778,833	$778,833
Operating income as a % of net sales	12.9%	13.1%
Adjusted operating income as a % of net sales	15.7%	15.9%

Net income per diluted share	$0.67	$0.69
Adjusted Net Income per diluted share	$0.88	$0.90
Weighted average common shares outstanding - diluted	83,465	83,465

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(1)	These costs are reported in SG&A expenses.
(2)	Represents retail store pre-opening expenses and costs for expansion into new international markets expected for fiscal 2018.
(3)	Represents management service fees paid to Cortec, our majority stockholder.
(4)	Represents severance, recruiting, and relocation costs related to the transition to our ongoing senior management team expected for fiscal 2018.

(5)

Represents fees and expenses in connection with our transition to a public company, including consulting fees, recruiting fees, salaries, and travel costs related to members of our Board of Directors, fees associated with Sarbanes-Oxley Act compliance, and incremental audit and legal fees associated with being a public company.

(6)	Represents preliminary accelerated amortization of deferred financing fees caused by early debt paydown of the Credit Facility.
(7)	Represents tax impact of adjustments calculated at an expected statutory tax rate of 23.3% for fiscal 2018.
(8)	These costs are reported in SG&A expenses and cost of goods sold.